===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement           [_]  Confidential, for Use of the
                                                Commission Only (as permitted
[X]  Definitive Proxy Statement                 by Rule 14a-6(e)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           Carey International, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:


Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                           [CAREY LOGO APPEARS HERE]

                           Carey International, Inc.

                          4530 Wisconsin Avenue, N.W.
                            Washington, D.C. 20016

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JUNE 25, 1999

                               ----------------

  The Annual Meeting of Stockholders of Carey International, Inc. will be held on Friday, June 25, 1999 at 10:00 a.m., Eastern Daylight Time, at Embassy Suites, 4300 Military Road, N.W., Washington, D.C. for the following purposes:

    1. To elect the directors of the class whose terms expire at the Annual Meeting to serve for a three year term and until their successors are duly elected and qualified.

    2. To consider and act upon such other business and matters or proposals as may properly come before said Annual Meeting or any adjournment or adjournments thereof.

  The Board of Directors has fixed the close of business on May 14, 1999 as the record date for determining the stockholders having the right to receive notice of and to vote at the Annual Meeting.

                                          By Order of the Board of Directors

                                          Don R. Dailey
                                          Secretary

Washington, D.C.
May 26, 1999


 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY, WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. A RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THAT PURPOSE.

                                [LOGO OF CAREY]

                           Carey International, Inc.

                               ----------------

                                PROXY STATEMENT

                               ----------------

                        ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 25, 1999

  This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of Carey International, Inc. (the "Company") of proxies for use at the Annual Meeting of Stockholders of the Company to be held, pursuant to the accompanying Notice of Annual Meeting, on Friday, June 25, 1999 at 10:00 a.m., and at any adjournment or adjournments thereof (the "Annual Meeting"). Action will be taken at the Annual Meeting to elect directors whose terms will expire at the Annual Meeting of Stockholders to be held in 2002 and to consider and act upon such other business and matters or proposals as may properly come before the Annual Meeting.

  If a stockholder specifies in the proxy accompanying this Proxy Statement (the "Proxy") how it is to be voted, it will be voted in accordance with such specification. Any Proxy that is signed and returned and that does not specify how it is to be voted will be voted "for" the election of the nominees for director named herein. Any stockholder giving a Proxy in the accompanying form retains the power to revoke it at any time before it is exercised by delivering a written revocation to the Secretary of the Company, by executing and returning to the Company a Proxy bearing a later date or by attending the Annual Meeting and voting his or her shares in person. Stockholders who attend the Annual Meeting in person will not be deemed thereby to have revoked Proxies unless they affirmatively indicate at the Annual Meeting their intention to vote their shares in person.

  The Company's principal executive offices are located at 4530 Wisconsin Avenue, N.W., Washington, D.C. 20016. The Company mailed this Proxy Statement and the Proxy on or about May 26, 1999 to its stockholders of record at the close of business on May 14, 1999.

         ANNUAL REPORT ON FORM 10-K AND INDEPENDENT PUBLIC ACCOUNTANTS

  The Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1998, including financial statements and the report of PricewaterhouseCoopers LLP thereon, is being mailed with this Proxy Statement to each of the Company's stockholders of record at the close of business on May 14, 1999. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. The Board of Directors intends to retain PricewaterhouseCoopers LLP to continue to act as the Company's independent certified public accountants for the current fiscal year.

                               VOTING SECURITIES

  The holders of record of shares of Common Stock of the Company at the close of business on May 14, 1999 may vote at the Annual Meeting. On that date, there were outstanding and entitled to vote 9,581,040 shares of Common Stock. Each stockholder has one vote at the Annual Meeting for each share of Common Stock held of record on that date. As long as a quorum (a majority of issued and outstanding shares of Common Stock) is present in person or by proxy at the Annual Meeting, each of the nominees for director will be elected by a plurality of the votes cast at the Annual Meeting by the holders of shares of Common Stock entitled to vote on that matter. Votes may be cast in favor of the election of each of the nominees for director or withheld; votes that are withheld will have no effect on the outcome of the election. Both abstentions and broker non-votes will count toward the presence of a quorum, but will have no effect on the election of directors.

                                    ITEM I

                             ELECTION OF DIRECTORS

  The Company's By-laws provide that the Board of Directors shall consist of neither less than three nor more than fifteen directors, the exact number to be determined from time to time by the Board of Directors. The Board of Directors has fixed the number of directors for the ensuing year at six. In the event that any of the nominees for director becomes unavailable, the persons named as proxies have discretionary authority to vote for a substitute. The Board of Directors has no reason to believe that any of the nominees will be unwilling or unable to serve if elected. The By-laws provide that, within the limits above specified, the number of directors may at any time be increased or decreased by the vote of the Board. No decrease in the number of directors, however, shall affect the term of any director in office.

  The Company's Board of Directors is divided into three classes with staggered three-year terms. The terms of Robert W. Cox and Nicholas J. St. George expire at the Annual Meeting, the terms of Vincent A. Wolfington and Don R. Dailey expire at the Company's 2000 annual meeting and the terms of Dennis I. Meyer and Joseph V. Vittoria expire at the Company's 2001 annual meeting. Successors to the directors whose terms expire at each annual meeting are elected for three-year terms. A director holds office until the annual meeting for the year in which his term expires and until his successor is elected and qualified.

Nominees for Director

  Each of the following directors has been nominated for reelection at the Annual Meeting.

  Robert W. Cox, age 61, has served as a director of the Company since 1995. From 1969 until his retirement in 1994, Mr. Cox was a partner in the New York and Chicago offices of the law firm Baker & McKenzie. From 1984 to 1992, Mr. Cox was Chairman of the Executive Committee and Managing Partner of the firm, and from 1993 to 1994, Mr. Cox was Chairman of the Policy Committee. Mr. Cox currently is Chairman Emeritus of Baker & McKenzie and is a director of Hon Industries, Inc. and Homebase, Inc.

  Nicholas J. St. George, age 60, has served as a director of the Company since June 1997. Mr. St. George has been Chairman and Chief Executive Officer of Oakwood Homes Corporation ("Oakwood"), a manufacturer and retailer of manufactured homes, since February 1979. Mr. St. George serves as a director of Oakwood, and also is a director of American Bankers Insurance Group, Inc. and Legg Mason, Inc.

Continuing Directors

  Vincent A. Wolfington, age 59, a co-founder of the Company, has served as its Chairman of the Board of Directors and Chief Executive Officer since 1979. For over 25 years, Mr. Wolfington has been involved in the limousine industry and directly associated with the Carey system of licensees and affiliates. Mr. Wolfington has served as a consultant to the National Academy of Sciences Transportation Research Board, President of the National Para-transit Association and a member of the International Limousine Association. Mr. Wolfington currently is a member of the Executive Committee of the World Travel and Tourism Council, a global organization of the chief executive officers of companies engaged in all sectors of the travel and tourism industry.

  Don R. Dailey, age 62, a co-founder of the Company, has served as the President and a director of the Company since 1979. Mr. Dailey has been directly involved in the limousine business for over 30 years. Mr.

Dailey serves on a number of boards and committees related to the travel industry, including the National Business Travel Association, the International Business Travel Association, the Association of Corporate Travel Executives, the National Limousine Association and the International Limousine Association (as its past President and member of its Executive Committee). Mr. Dailey is currently a member of the Travel Business Round Table, a United States organization of executive officers of companies engaged in all sectors of the travel and tourism industry.

  Dennis I. Meyer, age 63, has served as a director of the Company since June 1998. Mr. Meyer has been a partner in the law firm of Baker & McKenzie since 1965. Mr. Meyer has previously served as Chairman of the Executive Committee and Managing Partner of Baker & McKenzie and currently serves as the managing partner of the North American offices of the firm. Mr. Meyer also is a founding partner of Potomac Investment Associates, a global real estate developer specializing in golf-oriented residential developments. Mr. Meyer serves as a director of Oakwood as well as United Financial Banking Companies, Inc., Jordan Kitt's Music, Inc. and Daily Express, Inc.

  Joseph V. Vittoria, age 64, has served as a director of the Company since June 1998. Mr. Vittoria has been the Chairman and Chief Executive Officer of Travel Services International, Inc. ("Travel Services") since Travel Services completed its initial public offering in July 1997. From September 1987 to February 1997, Mr. Vittoria was the Chairman and Chief Executive Officer of Avis, Inc. ("Avis"), a multinational auto rental company where he was employed for over 26 years. Mr. Vittoria was responsible for the purchase of Avis by its employees in 1987 by creating one of the world's largest Employee Stock Ownership Plans. He was a founding member of the World Travel and Tourism Council. Mr. Vittoria serves as a director of CD Radio, Inc., Transmedia Europe, Transmedia Asia and various non-profit associations.

Certain Information Regarding Board of Directors

  Executive Committee. The members of the Executive Committee of the Company's Board of Directors are Messrs. Wolfington, Cox and Dailey. The Executive Committee exercises all the powers of the Board of Directors between meetings of the Board of Directors, except such powers that are reserved to the Board of Directors by applicable law.

  Audit Committee. The members of the Audit Committee of the Company's Board of Directors are Messrs. Meyer and Vittoria. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans for and results of the audit, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees, and reviews the adequacy of the Company's internal accounting controls.

  Compensation Committee. The members of the Compensation Committee of the Company's Board of Directors are Messrs. Cox and St. George. The Compensation Committee establishes a general compensation policy for the Company and approves increases in directors' fees and salaries paid to officers and senior employees of the Company. The Compensation Committee administers the Company's equity incentive plans and determines, subject to the provisions of the Company's plans, the directors, officers and employees of the Company eligible to participate in any of the plans, the extent of such participation and terms and conditions under which benefits may be vested, received or exercised.

  During the fiscal year ended November 30, 1998, the Board of Directors met five times, the Audit Committee met once, the Compensation Committee met three times and the Executive Committee did not meet. There are no family relationships among any of the directors or executive officers of the Company.

Director Compensation

  Members of the Board of Directors who also serve as officers of the Company do not receive compensation for serving on the Board. Each other member of the Board receives an annual retainer of $20,000 for serving on the Board, plus a fee of $1,000 for each Board of Directors' meeting attended and $500 for each committee meeting attended, except that only one $500 fee is paid in the event that more than one committee meeting is held on a single day. All directors receive reimbursement of reasonable expenses incurred in attending Board and committee meetings and otherwise carrying out their duties.

  At his or her election, a director may defer all or a portion of the fees paid to him or her by the Company. If such an election is made, the deferred fees are credited to the director's account at the end of each fiscal quarter in the form of phantom shares of Common Stock. Each phantom share is equal to one share of Common Stock, and the total number of phantom shares credited to the account during any fiscal quarter is determined based on the average closing price of the Common Stock on the Nasdaq National Market during the last 20 trading days of such fiscal quarter. The account reaches maturity on the last day of the Company's fiscal year in which the director ceases to be a member of the Board of Directors. Upon maturity, payment will be made at the director's election either in cash, shares of Common Stock equal to the number of phantom shares in the director's account, or a combination of the two. If all or a portion of the payment is made in cash, the value of the phantom shares at maturity is determined based on the average closing price of the Common Stock on the Nasdaq National Market during the last 20 trading days of the Company's fiscal year in which maturity occurs. To date, elections to defer all or a portion of their fees have been made by Messrs. Cox, Meyer, St. George and Vittoria.

  The Company maintains the Stock Plan for Non-Employee Directors (the "Directors' Plan"). A maximum of 100,000 shares of Common Stock may be delivered upon the exercise of options granted under the Directors' Plan and elections to receive shares in lieu of cash compensation. Only directors of the Company who are not employees of the Company or any of its subsidiaries (the "Non-Employee Directors") are eligible to participate in the Directors' Plan. While grants of stock options under the Directors' Plan are automatic and non-discretionary, all questions of interpretation of the Directors' Plan are determined by the Board of Directors.

  On the date of each annual meeting of stockholders, each Non-Employee Director continuing in office will be granted an option pursuant to the Directors' Plan covering 5,000 shares. Any newly elected Non-Employee Director will be granted an option pursuant to the Directors' Plan covering 5,000 shares on the date of his or her election (whether such election occurs at an annual meeting or otherwise). The option exercise price for all options granted under the Directors' Plan is the closing price of a share of the Common Stock as reported on the Nasdaq National Market on the date the option is granted. All options granted under the Directors' Plan become fully exercisable six months after the date of grant. Unless sooner terminated following the death, disability or termination of service of a director, options granted under the Directors' Plan will remain exercisable until the fifth anniversary of the date of grant. In addition, upon certain transactions involving a change of control or the dissolution or liquidation of the Company, all options outstanding under the Directors' Plan will terminate; provided however, that 20 days prior to the effective date of any such transaction, dissolution or liquidation, all options outstanding under the Directors' Plan that are not otherwise exercisable will become immediately exercisable.

  Under the Directors' Plan, a Non-Employee Director may elect to be paid all or a portion of his or her annual retainer in shares of Common Stock. Any such election must be made in writing at least 30 days prior to the date the annual retainer would be paid by the Company. The number of shares to be delivered to a Non-Employee Director upon such election is determined by dividing the amount of the annual retainer to be received in shares of Common Stock by the closing price of a share of Common Stock as reported on the Nasdaq National Market on the date the annual retainer is to be paid. The Board of Directors may at any time or times amend the Directors' Plan for any purpose which at the time may be permitted by law.

  Directors also are eligible to receive options under the Company's 1997 Equity Incentive Plan (the "1997 Plan"). In December 1998, the Company granted options to purchase 4,000 shares of Common Stock at an exercise price of $15.00 per share to its four Non-Employee Directors, Messrs. Cox, Meyer, St. George and Vittoria, in replacement of options granted in June 1998 under the Directors' Plan to the Non-Employee Directors to purchase 5,000 shares of Common Stock at an exercise price of $22.125 per share. All such options become exercisable in full six months after the date of grant.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

  The following table contains a summary of the compensation paid or accrued during the fiscal years ended November 30, 1996, 1997 and 1998 to the Chief Executive Officer of the Company and the four other most highly compensated executive officers (the "Named Executive Officers").

                                                                 Long-Term
                                                                Compensation
                                                                   Awards
                                                                ------------
                                   Annual Compensation
                              --------------------------------     Shares
Name and Principal                                Other Annual   Underlying    All Other
Position                 Year  Salary      Bonus  Compensation    Options     Compensation
------------------------ ---- --------    ------- ------------  ------------  ------------
Vincent A. Wolfington... 1998 $231,620    $   --    $   --        260,000(1)    $41,774(2)
 Chairman and Chief      1997  231,620     85,000       --        100,000        12,000
 Executive Officer       1996  231,620     20,000       --            --         57,000(3)
Don R. Dailey........... 1998  205,000        --        --        260,000(1)     35,150(2)
 President and Director  1997  205,001     70,000       --        100,000        12,000
                         1996  205,001     20,000       --            --         57,000(3)
David H. Haedicke....... 1998  135,000        --        --        120,000           --
 Executive Vice
  President and          1997  135,000     45,000       --         30,000           --
 Chief Financial Officer 1996   20,510(4)  12,500       --         25,800           --
Guy C. Thomas........... 1998  115,000        --     13,020(5)     84,000(1)     10,995(2)
 Executive Vice          1997  115,000     25,000    13,020(5)     15,000         9,900
 President--Operations   1996  115,000     10,000    13,020(5)        --          9,900
Richard A. Anderson,
 Jr..................... 1998  115,570        --     15,037(6)      6,000         6,005(2)
 Executive Vice
  President--            1997   91,000     18,950    11,200(6)     10,000         8,219
 Sales and Marketing     1996   91,000     12,000    11,200(6)        --          9,513

--------
(1) Includes options granted in December 1998 to Messrs. Wolfington, Dailey and Thomas to purchase 80,000, 80,000 and 24,000 shares of Common Stock, respectively, at an exercise price of $15.00 per share, and excludes options granted in April 1998 to Messrs. Wolfington, Dailey and Thomas to purchase 100,000, 100,000 and 30,000 shares, respectively, at an exercise price of $22.125 per share, which April options were replaced by the December options.
(2) Represents the premium payment on life insurance policies for the Named Executive Officers.
(3) Includes $45,000 paid for providing personal guarantees on behalf of the Company.
(4) Mr. Haedicke commenced his employment with the Company on October 7, 1996.
(5) Represents a car allowance.
(6) Includes a car allowance of $11,400 and a club membership of $3,637 for 1998 and a car allowance of $6,600 and a club membership of $4,600 for 1997 and 1996.

Option Grants in Last Fiscal Year

  The following table sets forth certain information regarding options granted during the fiscal year ended November 30, 1998 by the Company to each of the Named Executive Officers:

                          Number of                                          Potential Realizable Value at
                            Shares     Percent of Total                      Assumed Rates of Stock Price
                          Underlying   Options Granted  Exercise             Appreciation For Option Term
                           Options       to Employees    Price    Expiration ------------------------------
          Name            Granted(1)    in Fiscal Year  ($/Share)    Date          5%            10%
          ----            ----------   ---------------- --------  ---------- -------------- ---------------
Vincent A. Wolfington...   180,000(2)        16.4%       $15.00     4/29/08  $    1,698,015 $    4,303,105
                            80,000(3)         7.3%        15.00    12/14/08         754,674      1,912,491
Don R. Dailey...........   180,000(2)        16.4%        15.00     4/29/08       1,698,015      4,303,105
                            80,000(3)         7.3%        15.00    12/14/08         754,674      1,912,491
David H. Haedicke.......   120,000(2)        11.0%        15.00     4/29/08       1,132,010      2,868,736
Guy C. Thomas...........    60,000(2)         5.5%        15.00     4/29/08         566,005      1,434,368
                            24,000(3)         2.2%        15.00    12/14/08         226,402        573,747
Richard A. Anderson, Jr.
 .......................     6,000(2)         0.5%        15.00     4/29/08          56,601        143,437

--------
(1) Represents options granted under the 1997 Plan. The 1997 Plan provides that in the event of a merger or other transaction that results or will result in the Company's Common Stock not being registered under Section 12 of the Securities Exchange Act of 1934, as amended, any unexercisable options will become fully exercisable 20 days prior to the effective date of the merger or other transaction.
(2) Represents performance-based stock options ("Performance Options") granted to certain executive officers in April 1998. The Performance Options become exercisable (i) with respect to one-sixth of the underlying shares of Common Stock after the price of the Common Stock as quoted on the Nasdaq National Market or any exchange on which it may then be traded exceeds for 30 consecutive days the following benchmark prices: $25, $30, $35, $40, $45 and $50 or (ii) with respect to all of the underlying shares of Common Stock on April 29, 2006. On October 5, 1998, the exercise price of the Performance Options was changed from $22.125 per share to $15.00 per share.
(3) Represents stock options granted in December 1998 to Messrs. Wolfington, Dailey and Thomas (which were immediately exercisable) to purchase 80,000, 80,000 and 24,000 shares of Common Stock, respectively, at an exercise price of $15.00 per share, and excludes options granted in April 1998 to Messrs. Wolfington, Dailey and Thomas (which became exercisable in May 1998 upon the closing of the Company's 1998 public offering) to purchase 100,000, 100,000 and 30,000 shares, respectively, at an exercise price of $22.125 per share, which April options were replaced by the December options.

Aggregated Options Exercised in the Last Fiscal Year and Year-End Stock Option Values

  The following table sets forth certain information regarding the aggregate number and dollar value realized of all options exercised by each of the Named Executive Officers during the fiscal year ended November 30, 1998, and the aggregate number and value of all unexercised options held by each of the Named Executive Officers as of such date.

                                                  Number of Shares
                                               Underlying Unexercised      Value of Unexercised
                                                     Options at           In-the-Money Options at
                                                  November 30, 1998          November 30, 1998(1)
                          Shares              -------------------------- -------------------------
                         Acquired              Number of     Number of
                            On      Value     Exercisable  Unexercisable Exercisable Unexercisable
          Name           Exercise Realized(2)   Shares        Shares        Value        Value
          ----           -------- ----------  -----------  ------------- ----------- -------------
Vincent A. Wolfington...     --    $    --      285,706(3)    180,000    $2,115,469    $360,000
Don R. Dailey...........  49,999    979,980     235,707(3)    180,000     1,497,981     360,000
David H. Haedicke.......     --         --       35,800       140,000       383,630     370,000
Guy C. Thomas...........     --         --       61,018(3)     70,000       475,935     185,000
Richard A. Anderson,
 Jr. ...................   8,600    129,516      11,052        19,334        82,498      68,670

--------
(1) Value of unexercised in-the-money options based upon $17.00, the closing price of the Company's Common Stock on the Nasdaq National Market on November 30, 1998.
(2) Value is calculated based upon the difference between the option exercise price and the closing market price of the Company's Common Stock on the Nasdaq National Market on the date of exercise.
(3) Includes options granted in December 1998 to Messrs. Wolfington, Dailey and Thomas to purchase 80,000, 80,000 and 24,000 shares of Common Stock, respectively, at an exercise price of $15.00 per share, and excludes options granted in April 1998 to Messrs. Wolfington, Dailey and Thomas to purchase 100,000, 100,000 and 30,000 shares, respectively, at an exercise price of $22.125 per share, which April options were replaced by the December options.

Option Repricings

  The following table sets forth certain information with respect to all current executive officers of the Company regarding options that have been repriced from May 27, 1997, the date of the Company's initial public offering, through December 31, 1998.

                                        Number of
                                          Shares     Market Price                                  Length of
                                        Underlying   of Stock at  Exercise Price                Original Option
                               Date of   Options       Time of      at Time of        New       Term at Date of
Name and Principal Positions  Repricing  Repriced     Repricing     Repricing    Exercise Price    Repricing
----------------------------  --------- ----------   ------------ -------------- -------------- ---------------
Vincent A. Wolfington.......   10/5/98   180,000        $13.75       $22.125         $15.00        9.6 years
Chairman of the Board and     12/14/98    80,000(1)      14.50        22.125          15.00        9.4 years
 Chief Executive Officer
Don R. Dailey...............   10/5/98   180,000         13.75        22.125          15.00        9.6 years
 President                    12/14/98    80,000(1)      14.50        22.125          15.00        9.4 years
Richard A. Anderson, Jr.....   10/5/98     6,000         13.75        22.125          15.00        9.6 years
 Executive Vice President--
  Sales and Marketing
David H. Haedicke...........   10/5/98   120,000         13.75        22.125          15.00        9.6 years
 Executive Vice President
  and Chief Financial Officer
Guy C. Thomas...............   10/5/98    60,000         13.75        22.125          15.00        9.6 years
 Executive Vice President--   12/14/98    24,000(1)      14.50        22.125          15.00        9.4 years
  Operations
Devin J. Murphy.............   10/5/98    45,000         13.75        22.125          15.00        9.6 years
 Senior Vice President--
  Operations
Michael P. O'Callaghan......   10/5/98    30,000         13.75        22.125          15.00        9.6 years
 Senior Vice President and
  Director of Acquisitions
Sally A. Snead..............   10/5/98    30,000         13.75        22.125          15.00        9.6 years
 Senior Vice President--
  Information Systems
John C. Wintle..............   10/5/98     6,000         13.75        22.125          15.00        9.6 years
 Senior Vice President--
  Europe
Paul A. Sandt...............   10/5/98    30,000         13.75        22.125          15.00        9.6 years
 Vice President and Chief
  Accounting Officer

--------
(1) Options granted in April 1998 to Messrs. Wolfington, Dailey and Thomas to purchase 100,000, 100,000 and 30,000 shares of Common Stock, respectively, were replaced in December 1998 by the indicated options.

Compensation Committee Report and Report on Option Repricing

  The Compensation Committee of the Board of Directors (the "Committee") is responsible for determining and periodically evaluating the Company's general compensation policies. The Committee reviews and approves, on an annual basis, the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company. In addition to approving salary and bonus compensation levels for the Company's executive officers, the Committee is responsible for administering and granting awards under the Company's equity incentive plans.

  The objective of the Committee is to establish compensation policies that will attract and retain key management personnel, recognize and reward individual performance and align the financial interests of the Company's executive officers with those of the Company. The compensation for executive officers of the Company generally is based upon three components--base salary, annual bonus and stock options--each of which is discussed below.

  Base Salary. The Committee makes salary decisions based upon input from the Chief Executive Officer with respect to other executive officers of the Company. The base salaries of the Chief Executive Officer and the other Named Executive Officers (with one exception) remained unchanged from 1997 to 1998.

  Annual Bonus. The Company did not award bonuses to its executive officers in 1998 in large part because the Company made significant equity-based incentive compensation awards to its executive officers in 1998.

  Equity-Based Compensation. The Committee emphasized equity-based compensation in 1998. The Committee believes that equity-based compensation enables the Company to align the long term financial interests of its executive officers with the success of the Company by enabling executive officers upon whose initiative and skill the Company is largely dependent to acquire an equity interest in the Company, thereby increasing their personal investment in the Company.

  Based, in part, upon compensation information provided by an executive compensation consulting firm retained by the Company, the Committee granted in April 1998 options to purchase an aggregate of 747,000 shares of Common Stock to 20 employees of the Company (including all of its executive officers) at an exercise price of $22.125 per share (the "Performance Options"). The Performance Options become exercisable (i) with respect to one-sixth of the underlying shares of Common Stock after the price of the Common Stock as quoted on the Nasdaq National Market or any exchange on which it may then be traded exceeds for 30 consecutive days the following benchmark prices: $25, $30, $35, $40, $45 and $50 or (ii) with respect to all of the underlying shares of Common Stock on April 29, 2006. The Committee believes that the best interests of the Company are served by tying the vesting schedule of the Performance Options to an increase in the price of the Common Stock. The Committee also granted in April 1998 other stock options to purchase an aggregate of 230,000 shares of Common Stock (the "Other Options") to the Company's three most senior executives, Messrs. Wolfington, Dailey and Thomas, at an exercise price of $22.125. The Other Options became exercisable in full upon the closing of the Company's May 1998 public offering.

  During the second half of 1998, the Committee concluded that for reasons beyond the control of the Company and its management the stock market was undervaluing the Common Stock of the Company and other companies with similar market capitalizations. Consequently, in October and December 1998, the Board of Directors determined that in order to continue to incentivize management appropriately, it was in the best interests of the Company to reduce the exercise prices of the Performance and Other Options from $22.125 to $15.00 per share. On October 5, 1998, the date the Performance Options were repriced, the closing price of the Common Stock on the Nasdaq National Market was $13.75, and on December 14, 1998, the date that the Other Options were repriced, the closing price of the Common Stock on the Nasdaq National Market was $14.50. While the exercise prices of the Performance Options were reduced, the Board did not adjust the benchmark prices ($25, $30, $35, $40, $45 and $50) above which the Common Stock must trade before the Performance Options become exercisable. None of the Performance Options are currently exercisable. At the time that the

Other Options were repriced, they were fully exercisable. In connection with their repricing, the Other Options were exchanged for new options to purchase 20% fewer shares of Common Stock. In other words, the Other Options granted to Messrs. Wolfington, Dailey and Thomas to purchase 100,000, 100,000 and 30,000, respectively, were replaced by options to purchase 80,000, 80,000 and 24,000 shares, respectively. The Committee believes that the option repricing was necessary to ensure that long-term equity-based incentives remain an effective tool for employee motivation and retention.

  Chief Executive Officer Compensation. Mr. Wolfington's base salary remained unchanged from 1997 to 1998, and, like the other executive officers, he did not receive a bonus for 1998. During 1998, Mr. Wolfington was awarded a Performance Option to purchase 180,000 shares of Common Stock and an Other Option to purchase 100,000 shares (which was later exchanged for an option to purchase 80,000 shares). The Performance Option was granted to Mr. Wolfington for the same reasons that other executive officers received Performance Options, namely to incentivize management appropriately and tie a portion of their compensation to an increase in stockholder value. The Other Option was awarded, in part, in recognition of Mr. Wolfington's service to the Company and to adjust his total compensation to a level that the Committee determined to be comparable to the total compensation of the chief executive officers of other companies that the Company's compensation consultants reviewed.

                                          Respectfully submitted by,

                                          THE COMPENSATION COMMITTEE
                                          Robert W. Cox
                                          Nicholas J. St. George

Section 16(a) Beneficial Ownership Reporting Compliance

  Mr. O'Callaghan filed a Form 3 with the Securities and Exchange Commission (the "SEC") on March 6, 1998 in connection with his appointment as an executive officer of the Company on February 13, 1998. Ms. Snead filed a Form 4 with the SEC on March 18, 1998 for shares purchased pursuant to the exercise of a stock option on January 29, 1998. Messrs. Cox and St. George each filed a Form 4 with the SEC on March 31, 1999 for stock options granted on June 3, 1998.

Comparative Stock Performance

  The following graph and chart compare, during the period commencing May 27, 1997, the date of the Company's initial public offering, and ending November 30, 1998, the cumulative total return on the Company's Common Stock with the cumulative total returns on the Russell 2000 Index and a Peer Group Index (as defined below), assuming the investment of $100 on May 27, 1997 (with respect to the indices, at the market close, and with respect to the Company's Common Stock, at the initial public offering price of $10.50) and the reinvestment of any dividends.

                             [CHART APPEARS HERE]

                   COMPARISON OF CUMULATIVE TOTAL RETURN OF
                     COMPANY, PEER GROUP AND BROAD MARKET

                                                       Fiscal Year Ending
                                                -------------------------------
Company/Index/Market                            5/28/97    11/30/97    11/30/98

Carey International Inc.                         100.00     130.95      161.90
Peer Group Index                                 100.00     103.75       68.22
Russell 2000 Index                               100.00     113.78      106.13


--------
(1) The Peer Group consists of the following consolidators selected by the Company from the transportation and other industries: AutoNation, Inc., Coach USA, Inc., Dispatch Management Services Corp., Keystone Automotive Industries, Inc., Miller Industries, Inc., Rural/Metro Corporation, Travel Services International, Inc. and United Auto Group, Inc.

                            PRINCIPAL STOCKHOLDERS

  The following table sets forth information as of May 14, 1999 with respect to the beneficial ownership of Common Stock by (i) each director of the Company, (ii) each of the Named Executive Officers, (iii) all directors and executive officers as a group and (iv) each person who is known by the Company to be the beneficial owner of more than five percent of the Company's Common Stock as of such date. Except as indicated in the footnotes below, the persons named in this table have sole investment and voting power with respect to the shares beneficially owned by them.

                                                                   Shares
                                                                Beneficially
                                                                  Owned (1)
                                                              -----------------
Directors and Executive Officers                               Number   Percent
--------------------------------                              --------- -------
Vincent A. Wolfington (2)....................................   386,069   3.9%
Don R. Dailey (3)............................................   375,176   3.8%
David H. Haedicke (4)........................................    42,700     *
Guy C. Thomas (5)............................................    88,800     *
Richard A. Anderson, Jr. (6).................................    21,952     *
Robert W. Cox (4)............................................    24,400     *
Dennis I. Meyer (7)..........................................     9,000     *
Nicholas J. St. George (8)...................................    16,500     *
Joseph V. Vittoria (4).......................................     4,000     *
All directors and executive officers as a group (14
 persons)(9)................................................. 1,027,279  10.0%
Greater Than Five Percent Stockholders
--------------------------------------
Gilder Gagnon Howe & Co. LLC (10)............................ 1,547,809  16.2%
 1775 Broadway
 26th Floor
 New York, NY 10019
Alliance Capital Management L.P. (11)........................ 1,310,200  13.7%
 1290 Avenue of the Americas
 New York, NY 10104
Kaufman Fund, Inc. ..........................................   520,000   5.4%
 140 East 45th St.
 43rd Floor
 New York, NY 10017

--------
*  Less than 1%.
(1) Percentages are based upon 9,581,040 shares of Common Stock outstanding on May 14, 1999.
(2) Includes options to purchase 285,706 shares of Common Stock. Also includes
    (i) 1,183 shares of Common Stock held by a company controlled by Mr. Wolfington, (ii) 1,560 shares held by a limited partnership which are attributable to Mr. Wolfington's wife (780 shares) and one of his children (780 shares) and (iii) 430 shares held by one of his children. Excludes shares held by Yerac Associates, L.P., a limited partnership of which Mr. Wolfington is a limited partner, with respect to which shares Mr. Wolfington has no voting or investment power.
(3) Includes options to purchase 235,707 shares of Common Stock.
(4) Represents options to purchase shares of Common Stock.
(5) Includes options to purchase 46,018 shares of Common Stock.
(6) Includes options to purchase 11,052 shares of Common Stock. Also includes 1,500 shares held by a trust of which Mr. Anderson is the beneficiary and 500 shares held by Mr. Anderson's wife.
(7) Includes options to purchase 4,000 shares of Common Stock. Also includes 5,000 shares held by Mr. Meyer's wife as to which Mr. Meyer disclaims beneficial ownership.

 (8) Includes options to purchase 11,500 shares of Common Stock.
 (9) See Notes 2 through 8. Includes options to purchase 52,562 shares of Common Stock and 6,120 shares of Common Stock beneficially owned by executive officers not listed in the table above.
(10) This information is based upon the Schedule 13G dated February 16, 1999 filed by Gilder Gagnon Howe & Co. LLC.
(11) This information is based upon the Schedule 13G dated February 16, 1999 filed by AXA Conseil Vie Assurance Mutuelle, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA and The Equitable Companies Incorporated, as a group.

                           PROPOSALS OF STOCKHOLDERS

  Proposals of stockholders intended to be presented at the next annual meeting of stockholders must be received by the Company at its principal executive offices both (a) on or before January 27, 2000 (after which time proposals of stockholders will not be included in the proxy statement and form of proxy relating to that meeting) and (b) in accordance with the procedures and within the time frames specified in the Company's By-laws, which are summarized below. The Company's Board of Directors does not have a nominating committee, and shareholder nominees for director must be made in accordance with the By-laws.

  The By-Laws of the Company specify when a stockholder must submit nominations for director or proposals for consideration at a stockholders' meeting in order for those nominations or proposals to be considered at the meeting. In order for the nominations or proposals to be considered at the meeting, the stockholder making them must have given timely notice in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company, 4530 Wisconsin Avenue, N.W., Washington, D.C. 20016, not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting or such public disclosure was made.

  A stockholder's notice to the Secretary concerning nominations for director shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such nominee that is required to be disclosed in solicitations of proxies for the election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such nominee's written consent to being named in the proxy statement as a nominee and to serve as a director if elected); and (b) as to the stockholder giving notice (i) the stockholder's name and address, as they appear on the Company's books and (ii) the class and number of shares of the Company's stock that are beneficially owned by such stockholder.

  A stockholder's notice to the Secretary with respect to other proposals shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the stockholder's name and address, as they appear on the Company's books, (c) the class and number of shares of the Company's stock that are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business.

                                 OTHER MATTERS

  The Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than as described in this Notice of Annual Meeting. However, if any such other business should come before the Annual Meeting, it is the intention of the persons named in the enclosed Proxy to vote the Proxies in respect of any such business in accordance with their best judgment.

  The cost of preparing, assembling and mailing this proxy material will be borne by the Company. The Company may solicit Proxies otherwise than by use of the mail, in that certain officers and regular employees of the Company, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain Proxies. Such assistance may take the form of personal, telephonic or written solicitation or any combination thereof. The Company will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which shares are beneficially owned by others, to send this proxy material to and obtain Proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in doing so.

                                          By Order of the Board of Directors

                                          Don R. Dailey
                                          Secretary

May 26, 1999

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 25, 1999
                           CAREY INTERNATIONAL, INC.

    The undersigned, having received the Notice of Annual Meeting of Stockholders and the Board of Directors' Proxy Statement (the "Proxy Statement"), hereby appoint(s) Vincent A. Wolfington and Don A. Dailey, and each of them, Proxies of the undersigned (with full power of substitution) to attend the Annual Meeting of Stockholders of Carey International, Inc. to be held June 25, 1999, and all adjournments thereof (the "Meeting"), and there to vote all shares of Common Stock of Carey International, Inc. that the undersigned would be entitled to vote, if personally present, in regard to all matters that may come before the meeting.
    The undersigned hereby confer(s) upon the Proxies, and each of them, discretionary authority (i) to consider and act upon such business, matters or proposals other than the business set forth below as may properly come before the Meeting for which Carey International, Inc. did not receive proper notice in accordance with its By-laws, (ii) with respect to the election of directors in the event that any of the nominees is unable or unwilling with good cause to serve, and (iii) with respect to such other matters upon which discretionary authority may be conferred. The Proxy when properly executed will be voted in the manner specified herein. If no specification is made, the Proxies intend to vote FOR all nominees for director.

  Please mark vote as in this example.  [X]

     For the election of all nominees listed below (except as otherwise indicated).
     [_] FOR all nominees [_] WITHHOLD from all nominees

     Nominees:  Robert W. Cox and Nicholas J. St. George

     -------------------------------------------------------
     FOR all nominees, except those listed on the line above

 PROXY
                                     PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                        Mark here for address change and note
                                        below.  [_]

                                        ------------------   ---------
                                        Signature               Date

                                        ------------------   ---------
                                        Signature               Date

                                        In signing, please write name(s)
                                        exactly as appearing in the
                                        imprint on this card. For shares
                                        held jointly, each joint owner
                                        should sign. If signing as
                                        executor, or in any other
                                        representative capacity, or as an
                                        officer of a corporation, please
                                        indicate your full title as such.